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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of The Coca-Cola Company for the registration of debt securities, common stock, preferred stock, warrants to purchase debt or equity securities, depositary shares, and purchase contracts and to the incorporation by reference therein of our report dated February 25, 2016 (except for the effects of the change in reportable segments and the retrospective adoption of the updated accounting standards in Notes 1, 8, 10, 16, and 19 to the consolidated financial statements, as to which the date is October 27, 2016), with respect to the consolidated financial statements of The Coca-Cola Company and subsidiaries, and our report dated February 25, 2016, with respect to the effectiveness of internal control over financial reporting of The Coca-Cola Company and subsidiaries, both included in its Current Report on Form 8-K filed on October 27, 2016 with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
October 27, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm